                                                            Exhibit 8(b)(xxviii)

                            PARTICIPATION AGREEMENT

                                     AMONG

                  LINCOLN LIFE & ANNUITY COMPANY OF NEW YORK,

                        VIRTUS VARIABLE INSURANCE TRUST

                                      AND

                              VP DISTRIBUTORS, LLC

      THIS AGREEMENT, effective as of the ___ day of April 2014, by and among Lincoln Life & Annuity Company of New York (the "Company"), a New York life insurance company, on its own behalf and on behalf of each segregated asset account of the Company set forth on Schedule A hereto as may be amended from time to time (each account hereinafter referred to as the "Account"), VIRTUS VARIABLE INSURANCE TRUST (the "Trust"), a Delaware statutory trust, and VP DISTRIBUTORS, LLC (the "Distributor"), a Delaware limited liability company.

      WHEREAS, the Trust engages in business as an open-end management investment company and is available to act as the investment vehicle for separate accounts established for variable life insurance and variable annuity contracts (the "Variable Insurance Products") to be offered by insurance companies which have entered into participation agreements with the Trust and Distributor ("Participating Insurance Companies");

      WHEREAS, the shares of beneficial interest of the Trust are divided into several separate series of shares, each representing the interest in a particular managed portfolio of securities and other assets (each, a "Series");

      WHEREAS, the Trust may rely on an order (THE PHOENIX EDGE SERIES TRUST, ET AL., Investment Company Act Rel. Nos. 25687 (Jul. 26, 2002) (Notice) and 25703 (Aug. 20, 2002)(Order)) from the Securities and Exchange Commission (the "SEC") which, among other relief, grants Participating Insurance Companies and variable annuity and variable life insurance separate accounts exemptions from the provisions of Sections 9(a), 13(a), 15(a), and 15(b) of the Investment Company Act of 1940, as amended, (the "1940 Act") and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, if and to the extent necessary to permit shares of the Trust to be sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated life insurance companies (the "Mixed and Shared Trusting Exemptive Order");

      WHEREAS, the Trust is registered as an open-end management investment company under the 1940 Act and shares of the Series are registered under the Securities Act of 1933, as amended (the "1933 Act");

      WHEREAS, Virtus Investment Advisers, Inc. (the "Adviser"), which serves as investment adviser to the Trust and each Series, is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended;

      WHEREAS, the Company has issued or will issue certain variable life insurance and/or variable annuity contracts supported wholly or partially by the Account (the "Contracts") and has registered or will register such Contracts under the 1933 Act if required;

      WHEREAS, the Company has registered or will register each Account as a unit investment trust under the 1940 Act, if required;

      WHEREAS, the Account is duly established and maintained as a segregated asset account, duly established by the Company, on the date shown for such Account on Schedule A hereto, to set aside and invest assets attributable to the aforesaid Contracts;

      WHEREAS, the Distributor, which serves as distributor to the Trust, is registered as a broker-dealer with the SEC under the Securities Exchange Act of 1934, as amended (the "1934 Act"), and is a member in good standing of the Financial Industry Regulatory Authority ("FINRA");

      WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares in the Series as set forth in Schedule A hereto, as it may be amended from time to time by mutual written agreement (the "Designated Series") on behalf of the Account to fund the aforesaid Contracts, and the Distributor is authorized to sell such shares to the Account at their net asset value; and

      WHEREAS, this Agreement shall be deemed to create a separate participation agreement on the terms hereof with respect to each Designated Series, as if the parties hereto had executed a separate, identical form of participation agreement with respect to each Designated Series, such that no liability or loss that might apply to one Series hereunder shall affect any other Series;

      NOW, THEREFORE, in consideration of their mutual promises, the Company, the Trust and the Distributor agree as follows:

                                   ARTICLE I.

                              SALE OF TRUST SHARES

       1.1. The Trust has granted to the Distributor exclusive authority to distribute the Trust's shares, and has agreed to instruct, and has so instructed, the Distributor to make available to the Company for purchase on behalf of the Account shares of beneficial interest in the Designated Series. Pursuant to such authority and instructions, and subject to Article IX hereof, the Distributor agrees to make available to the Company for purchase on behalf of the Account, shares of those Designated Series, such purchases to be effected at net asset value in accordance with Section 1.3 of this Agreement. Notwithstanding the foregoing, the Board of Trustees of the Trust (the "Board") may refuse to sell shares of any Designated Series to any person, or suspend or terminate the offering of Trust shares of any Designated Series or class thereof, or liquidate any Designated Series or class thereof, if such action is required by law or regulatory authorities having jurisdiction or if, in the sole discretion of the Board acting in good faith, such action is deemed necessary or appropriate in the best interests of the shareholders of such Designated Series.

       1.2. The Trust shall redeem, at the Company's request, any full or fractional Designated Series shares held by the Company on behalf of the Account, such redemptions to be effected at net asset value in accordance with
 Section 1.3 of this Agreement. Notwithstanding the foregoing, (i) the Company shall not redeem Trust shares attributable to Contract owners except in the circumstances permitted in Section 1.3 of this Agreement, and (ii) the Trust may delay redemption of Trust shares of any Designated Series to the extent permitted by the 1940 Act, and any rules, regulations or orders thereunder.

       1.3. PURCHASE AND REDEMPTION PROCEDURES

            (a) The Trust hereby appoints the Company as an agent of the Trust for the sole and limited purpose of receiving purchase and redemption requests on behalf of the Account (but not with respect to any Trust shares that may be held in the general account of the Company) for shares of those Designated Series made available hereunder, based on allocations of amounts to the Account or subaccounts thereof under the Contracts and other transactions relating to the Contracts or the Account. Receipt by the Company as such limited agent of the Trust of any such request (or relevant transactional information therefor) that is in good order on any day the New York Stock Exchange is open for trading and on which the Trust calculates the net asset value per share of the Designated Series pursuant to the rules of the SEC (a "Business Day") prior to the time that the Trust calculates such net asset values per share as described from time to time in the Trust's statutory prospectus, as such term is defined in Rule 498 under the 1933 Act (which as of the date of execution of this Agreement is ordinarily as of the close of the New York Stock Exchange, or 4:00 p.m. Eastern Time)(the "Valuation Time") shall constitute receipt by the Trust on that same Business Day, provided that the Trust or its designated agent receives notice of such request by 9:00 a.m. Eastern Time on the next following Business Day.

            (b) The Company shall pay for shares of each Designated Series on the same day that it notifies the Trust of a purchase request for such shares. Payment for purchased Designated Series shares shall be made in federal funds transmitted to the Trust by wire to be received by the Trust by 4:00 p.m. Eastern Time on the Business Day the Trust is notified of the purchase request for Designated Series shares (which request may be net of redemptions of such shares). If federal funds are not received on time, such funds will be invested, and Designated Series shares purchased thereby will be issued, as soon as practicable and the Company shall promptly, upon the Trust's request, reimburse the Trust for any charges, costs, fees, interest or other expenses incurred by the Trust in connection with any advances to, or borrowing or overdrafts by, the Trust, or any similar expenses incurred by the Trust, as a result of portfolio transactions effected by the Trust based upon such purchase request. Upon receipt of federal funds so wired, such funds shall cease to be the responsibility of the Company and shall become the responsibility of the Trust.

            (c) Payment for Designated Series shares redeemed by the Account or the Company shall be made in federal funds transmitted by wire to the Company or any other person duly designated by the Company on the Business Day the Trust is properly notified of the redemption order of such shares (which order may be net of any purchase orders) except that the Trust reserves the right to redeem Designated Series shares in assets other than cash and to delay payment of redemption proceeds to the extent permitted under Section 22(e) of the 1940 Act and the Rule or Rules thereunder, and in accordance with the procedures and policies of the Trust as described in the then current statutory prospectus and/or statement of additional information ("SAI"). The Trust shall not bear any responsibility whatsoever for the proper disbursement or crediting of redemption proceeds by the Company; the Company alone shall be responsible for such action.

            (d) Any purchase or redemption request for Designated Series shares held or to be held in the Company's general account shall be effected at the net asset value per share next determined after the Trust's receipt of such request in good order, provided that, in the case of a purchase request, payment for Trust shares so requested is received by the Trust in federal funds prior to close of business on the applicable Business Day for determination of such value, as defined from time to time in the Trust's statutory prospectus.

            (e) The Company shall not redeem shares of the Designated Series attributable to the Contracts (as opposed to shares of the Designated Series attributable to the Company's assets held in the Account) except (i) as necessary to implement Contract owner initiated or approved transactions, (ii) as required by state and/or federal laws or regulations or judicial or other legal precedent of general application (hereinafter referred to as a "Legally Required Redemption"), (iii) as permitted by an order of the SEC pursuant to Section 26(c) of the 1940 Act, but only if a substitution of other securities for the shares of the Designated Series is consistent with the terms of the Contracts, or (iv) as otherwise permitted under the terms of the Contracts. Upon request, the Company will promptly furnish to the Trust reasonable assurance that any redemption pursuant to clause (ii) above is a Legally Required Redemption. Furthermore, except in cases where permitted under the terms of the Contracts, the Company shall not prevent Contract owners from allocating payments to a Designated Series that was otherwise available under the Contracts without first giving the Trust 45 days notice of its intention to do so.

       The Trust shall use its best efforts to make the net asset value per share for each Designated Series (or class thereof) available to the Company by 6:30 p.m. Eastern Time each Business Day, and in any event, as soon as reasonably practicable after the net asset value per share for such Designated Series or class thereof is calculated, and shall calculate such net asset value in accordance with the Trust's statutory prospectus. None of the Trust, any Designated Series, the Distributor, or any of their affiliates shall be liable for any information provided to the Company pursuant to this Agreement which information is based on incorrect information supplied by the Company or any other Participating Insurance Company to the Trust or the Distributor.

       1.4. The Trust shall furnish notice (by wire or telephone followed by written confirmation) to the Company as soon as reasonably practicable of any income dividends or capital gain distributions payable on any Designated Series shares. The Company, on its behalf and on behalf of the Account, hereby elects to receive all such dividends and distributions as are payable on any Designated Series shares in the form of additional shares of that Designated Series. The Company reserves the right, on its behalf and on behalf of the Account, to revoke this election and to receive all such dividends and capital gain distributions in cash. The Trust shall notify the Company promptly of the number of Designated Series shares so issued as payment of such dividends and distributions.

      1.5. Issuance and transfer of Trust shares shall be by book entry only. The Trust will not issue share certificates to the Company or the Account. Purchase and redemption orders for Trust shares shall be recorded in an appropriate ledger for the Account or the appropriate subaccount of the Account.

      1.6. (a) The parties hereto acknowledge that the arrangement contemplated by this Agreement is not exclusive. The Trust may offer and sell shares of its Series to other insurance companies. Similarly, the cash value of the Contracts may be invested in other investment companies.

           (b) The Company shall not, without prior notice to the Trust (unless otherwise required by applicable law), take any action to operate the Account as a management investment company under the 1940 Act.

           (c) The Company shall not, without prior notice to the Trust (unless otherwise required by applicable law), induce or encourage Contract owners to change or modify the Trust or remove or otherwise change the Trust's distributor or investment adviser.

           (d) The Company shall provide prior written notice to the Trust if it determines that it will induce or encourage Contract owners to vote on any matter submitted for consideration by the shareholders of the Trust in a manner other than as recommended by the Board of Trustees of the Trust.

      1.7. The Company acknowledges that, pursuant to Form 24F-2, the Trust is not required to pay fees to the SEC for registration of its shares under the 1933 Act with respect to its shares issued to an Account that is a unit investment trust that offers interests that are registered under the 1933 Act and on which a registration fee has been or will be paid to the SEC (a "Registered Account"). The

Company agrees to provide the Trust or its agent each year within 60 days of the end of the Trust's fiscal year, or when reasonably requested by the Trust, information as to the number of shares purchased by a Registered Account and any other Account the interests of which are not registered under the 1933 Act. The Company acknowledges that the Trust intends to rely on the information so provided.

                                  ARTICLE II.

                         REPRESENTATIONS AND WARRANTIES

      2.1. The Trust represents and warrants that (i) the Trust is lawfully organized and validly existing under the laws of the State of Delaware, (ii) the Trust is and shall use its best efforts to remain registered under the 1940 Act during the term of this Agreement, (iii) Designated Series shares sold pursuant to this Agreement are registered under the 1933 Act (to the extent required by that Act) and are duly authorized for issuance, (iv) the Trust shall amend the registration statement for the shares of the Designated Series under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of such shares, and (v) the Board has elected for each Designated Series to be taxed as a Regulated Investment Company under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"). The Trust makes no representations or warranties as to whether any aspect of the Designated Series' operations, including, but not limited to, investment policies, fees and expenses, complies with the insurance laws and other applicable laws of the various states. The Company agrees promptly to notify the Trust of any investment restrictions imposed by state insurance law applicable to the Trust or a Designated Series. The Trust shall not be responsible, and the Company shall take full responsibility, for determining any jurisdiction in which any qualification or registration of Trust shares or the Trust by the Trust may be required in connection with the sale of the Contracts or the indirect interest of any Contract in any shares of the Trust and shall advise the Trust at such time and in such manner as is necessary to permit the Trust to comply.

      2.2. The Distributor represents and warrants that shares of the Designated Series (i) shall be offered and sold in compliance in all material respects with applicable federal securities laws, (ii) are offered and sold only to Participating Insurance Companies and their separate accounts and to persons or plans that communicate to the Trust that they qualify to purchase shares of the Designated Series under Section 817(h) of the Code and the regulations thereunder without impairing the ability of the Account to consider the portfolio investments of the Designated Series as constituting investments of the Account for the purpose of satisfying the diversification requirements of Section 817(h) ("Qualified Persons"), and (iii) are registered and qualified for sale in accordance with the laws of the various states to the extent required by applicable law.

      2.3. Subject to Company's representations and warranties in Sections 2.5 and 2.6, the Trust represents and warrants that it will invest the assets of each Designated Series in such a manner as to assure that the Contracts will be treated as annuity or life insurance contracts, whichever is appropriate, under the Code and the regulations issued thereunder (or any successor provisions). Without limiting the scope of the foregoing, the Trust represents and warrants that each Designated Series has complied and will continue to comply with
Section 817(h) of the Code and Treasury Regulation ss.1.817-5, and any Treasury interpretations thereof, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts, and any amendments or other modifications or successor provisions to such Section or Regulation. The Trust will make every reasonable effort (a) to notify the Company immediately upon having a reasonable basis for believing that a breach of this Section 2.3 has occurred, and (b) in the event of such a breach, to adequately diversify the Designated Series so as to achieve compliance within the grace period afforded by Treasury Regulation ss.1.817-5.

      2.4. The Trust represents and warrants that each Designated Series is or will be qualified as a Regulated Investment Company under Subchapter M of the Code, that the Trust will make every reasonable effort to maintain such qualification (under Subchapter M or any successor or similar provisions) and that the Trust will notify the Company promptly upon having a reasonable basis for believing that a Designated Series has ceased to so qualify or that it might not so qualify in the future.

      2.5. The Company represents and warrants that the Contracts (a) are, or prior to issuance will be, registered under the 1933 Act, or (b) are not registered because they are properly exempt from registration under the 1933 Act or will be offered exclusively in transactions that are properly exempt from registration under the 1933 Act. The Company also represents and warrants that it is an insurance company duly organized and in good standing under applicable law, that it has legally and validly established the Account prior to any issuance or sale thereof as a segregated asset account under relevant state insurance laws, and that it (a) has registered or, prior to any issuance or sale of the Contracts, will register the Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts, or alternatively (b) has not registered the Account in proper reliance upon an exclusion from registration under the 1940 Act. The Company further represents and warrants that (i) the Contracts will be issued and sold in compliance in all material respects with all applicable federal securities and state securities and insurance laws, (ii) the sale of the Contracts shall comply in all material respects with state insurance and other applicable suitability requirements; (iii) the information provided pursuant to Section 1.7 shall be accurate in all material respects; and (iv) it and the Account are Qualified Persons. The Company shall register and qualify the Contracts or interests therein as securities in accordance with the laws of the various states if and to the extent required by applicable law. If the Trust elects to adopt use of the summary prospectus, as defined in Rule 498 under the 1933 Act, and the Company elects to make use of such summary prospectuses in connection with satisfying prospectus delivery requirements under the 1933 Act, the Company represents and warrants that it shall comply with the requirements of Rule 498 under the 1933 Act and any applicable guidance received from the SEC or from the SEC staff thereunder in connection with the delivery of the Trust's summary prospectuses and any other duties assumed by the Company in this Agreement. The Company represents and warrants that it has reasonable policies and procedures in place to ensure that it can appropriately meet its obligations under this Agreement.

      2.6. The Company represents and warrants that the Contracts are currently, and at the time of issuance shall be, treated as life insurance or annuity contracts, under applicable provisions of the Code, that it will make every reasonable effort to maintain such treatment, and that it will notify the Trust and the Distributor immediately upon having a reasonable basis for believing the Contracts have ceased to be so treated or that they might not be so treated in the future. In addition, the Company represents and warrants that each of its Accounts is a "segregated asset account" and that interests in the Accounts are offered exclusively through the purchase of or transfer into a "variable contract" within the meaning of such terms under Section 817 of the Code and the regulations thereunder. Company will use every reasonable effort to continue to meet such definitional requirements, and it will notify the Trust and the Distributor immediately upon having a reasonable basis for believing that such requirements have ceased to be met or that they might not be met in the future.

      2.7. The Distributor represents and warrants that it is a member in good standing of the FINRA and is registered as a broker-dealer with the SEC.

      2.8. The Trust and the Distributor represent and warrant that all of their trustees/directors, officers, employees, investment advisers, and other individuals or entities dealing with the money and/or securities of the Trust are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Trust in an amount not less than the minimum coverage as required currently by Rule 17g-1 of the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

      2.9. The Company represents and warrants that all of its directors, officers, employees, and other individuals/entities employed or controlled by the Company dealing with the money and/or securities of the Account are covered by a blanket fidelity bond or similar coverage for the benefit of the Account, in an amount not less than $5 million. The aforesaid bond includes coverage for larceny and embezzlement and is issued by a reputable bonding company. The Company agrees to hold for the benefit of the Trust and to pay to the Trust any amounts lost from larceny, embezzlement or other events covered by the aforesaid bond to the extent such amounts properly belong to the Trust pursuant to the terms of this Agreement. The Company agrees to make all reasonable efforts to see that this bond or another bond containing these provisions is always in effect, and agrees to notify the Trust and the Distributor in the event that such coverage no longer applies.

      2.10. Each party hereto represents and warrants that it shall comply with any applicable privacy and notice provisions of 15 U.S.C. ss.ss. 6801-6827 and any applicable regulations promulgated thereunder (including but not limited to 17 C.F.R. Part 248), and any other applicable federal and state privacy law, as they may be amended from time to time. Each party hereto represents and warrants that it has implemented and shall maintain during the term of this Agreement appropriate security measures for personal information that comply with all applicable law and regulation.

      2.11. The Company represents and warrants that it has in place an anti-money laundering program ("AML program") that does now and will continue at all times during the term of this Agreement to comply with applicable laws and regulations, including the relevant provisions of the USA PATRIOT Act (Pub.
L. No. 107-56 (2001)) and the regulations issued thereunder (the "Patriot Act"). The Company hereby certifies that it has established and maintains an AML program that includes written policies, procedures and internal controls reasonably designed to identify its Contract owners and has undertaken appropriate due diligence efforts to "know its customers" in accordance with all applicable anti-money laundering regulations in its jurisdiction including, where applicable, the Patriot Act. The Company further confirms that it will monitor for suspicious activity in accordance with the requirements of the Patriot Act. In addition, the Company represents and warrants that it has adopted and implemented policies and procedures reasonably designed to achieve compliance with the applicable requirements administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury. The Company agrees to provide the Distributor with such information as it may reasonably request, including but not limited to the filling out of questionnaires, attestations and other documents, to enable the Distributor to fulfill its obligations under applicable law, and, upon its request, to file a notice pursuant to Section 314 of the Patriot Act and the implementing regulations related thereto to permit the voluntary sharing of information between the parties hereto. Upon filing such a notice, the Company agrees to forward a copy to the Distributor, and further agrees to comply with all requirements under the Patriot Act and implementing regulations concerning the use, disclosure, and security of any information that is shared.

      2.12. The Company represents and warrants that (a) the Company has, and will maintain, policies and procedures reasonably designed to monitor and prevent market timing or excessive trading activity by its customers and (b) the Company will provide the Trust or its agent with assurances regarding the compliance of its handling of orders with respect to shares of the Designated Series with the requirements of Rule 22c-1 under the 1940 Act, regulatory interpretations thereof, and the Trust's market timing and excessive trading policies upon reasonable request. Additionally, the Company shall comply with the requirements of applicable provisions of the summary prospectus and statutory prospectus (collectively, the "Prospectus") and SAI of the Trust, and with applicable federal and state securities laws. Among other things, and without limitation of the foregoing, the Company shall be responsible for reasonably assuring that only orders to purchase, redeem or exchange Series shares received by the Company or any Indirect Intermediary (as defined below) prior to the Valuation Time shall be submitted directly or indirectly by the Company to the Trust or its transfer agent or other applicable agent for receipt of a price based on the net asset value per share calculated for that day in accordance with Rule 22c-1 under the 1940 Act (orders to purchase, redeem or exchange Series shares received by the Company subsequent to the Valuation Time on any given Business Day or on a day that is not a Business Day shall receive a price based on the applicable net asset value per share next determined by the Trust in accordance with Rule 22c-1 under the 1940 Act. The Company further agrees to make reasonable efforts to assist the Trust and its service providers (including but not limited to the Distributor) to detect, prevent and report market timing or excessive short-term trading of Series shares. To the extent the Company has actual knowledge of violations of Trust policies (as set forth in the then current Prospectus or SAI) regarding (i) the timing of purchase, redemption or exchange orders and pricing of Series shares, (ii) market timing or excessive short-term trading, or (iii) the imposition of redemption fees, if any, the Company agrees promptly to report such known violations to the Distributor.

      2.13. The Trust represents and warrants that its summary prospectuses and the hosting of such documents prepared by the Trust that, pursuant to Rule 498 under the 1933 Act, will be publicly accessible, free of charge, at the website address specified on the cover page or at the beginning of the summary prospectus, and will comply in all material respects with all applicable requirements of Rule 498. The Trust and Distributor agree that the website used for hosting the Trust's summary prospectuses will lead Contract owners directly to the current Trust documents required to be posted in compliance with Rule 498, and no other content or links will appear on the website.

                                  ARTICLE III.

                   PROSPECTUSES AND PROXY STATEMENTS; VOTING

      3.1. Subject to Section 6.1 and the Trust's determination to use summary prospectuses, as such term is defined in Rule 498 under the 1933 Act, the Distributor shall provide the Company with as many copies of the Trust's current Prospectuses as the Company may reasonably request. The Company shall bear the expenses of printing copies of the Trust's Prospectuses: (i) if requested by Contract owners, for the Contracts that will be distributed to existing Contract owners and (ii) that are used in connection with offering the Contracts issued by the Company. If requested by the Company in lieu thereof or if required by applicable law or applicable guidance from the SEC or SEC staff, the Trust shall provide such documentation (including a final copy of the Trust's summary and/or statutory prospectus in electronic format at the Trust's expense) and other assistance as is reasonably necessary in order for the Company once each year (or more frequently if the summary prospectus for the Trust is amended) to have the prospectus for the Contracts and the Trust's summary prospectus bound together in one document in accordance with applicable law and regulation, including but not limited to, Rule 498 under the 1933 Act and any applicable guidance from the SEC or SEC staff (such printing to be at the Company's expense). As required by, and in accordance with, Rule 498 and all other applicable laws and guidance from the SEC or SEC staff, the Company represents and warrants that it shall: (1) deliver the Trust's summary prospectus, if used, to existing Contract owners and potential investors in a manner that satisfies all applicable legal requirements, and (2) adhere to any applicable binding requirements regarding the summary prospectus.

      3.2. The Distributor (or the Trust), at its expense and upon request of the Company, shall provide an electronic copy of the current SAI for the Trust free of charge to the Company for itself and so that the Company can print and deliver the SAI to any owner of a Contract who requests such SAI.

      3.3. Within three (3) Business Days of receiving a request for a paper copy or an electronic copy of a Trust statutory and/or summary prospectus, including any supplements, SAI, including any supplements, and most recent annual and semi-annual reports to shareholders under Rule 30e-1 of the 1940 Act ("Trust Documents"), the Company shall send a paper copy or electronic copy, respectively, of any requested Trust Document to any person requesting such copy at no cost to the Contract owner and by U.S. first class mail or other reasonably prompt means or by email for electronic requests. The Company shall deliver the most current version of the Trust Document that it has received from the Trust pursuant to Section 3.1 above.

      3.4. The Trust shall provide the Company with information regarding the Trust's expenses, which information may include a table of fees and related narrative disclosure for use in any prospectus or other descriptive document relating to a Contract. The Company agrees that it will use such information in the form provided. The Company shall provide prior written notice of any proposed modification of such information, which notice will describe in detail the manner in which the Company proposes to modify the information, and agrees that it may not modify such information in any way without the prior consent of the Trust.

      3.5. The Trust hereby grants to the Company a non-exclusive, worldwide, royalty-free license for the duration of the Agreement to create a hyperlink from the Company's website to the Trust's website. Notwithstanding the foregoing, the Trust shall be and remain solely responsible for ensuring that the statutory prospectuses, the summary prospectuses and other documents for the Designated Series, comply with Rule 498 and any applicable guidance received from the SEC or from the SEC staff thereunder.

      3.6. The Trust, at its expense, or at the expense of its designee, shall provide the Company with copies of its proxy material, reports to shareholders, and other communications to shareholders in such quantity as the Company shall reasonably require for distributing to Contract owners. The Company shall deliver such documents to Contract owners in accordance with applicable laws.

      3.7. The Company shall:

                 (i) solicit voting instructions from Contract owners eligible to vote on a matter;

                 (ii) vote the Trust shares in accordance with instructions received from such Contract owners; and

                 (iii) vote Trust shares of Contract owners eligible to vote for which no instructions have been received in the same proportion as Trust shares of Contract owners eligible to vote on such matter for which instructions have been received, so long as and to the extent that the SEC continues to interpret the 1940 Act and/or relief and interpretations thereunder to require pass-through voting privileges for variable contract owners or to the extent otherwise required by law.

      3.8. Participating Insurance Companies shall be responsible for assuring that each of their separate accounts participating in a Designated Series calculates voting privileges as required by the Mixed and Shared Trusting Exemptive Order and consistent with any reasonable standards that the Trust may adopt and provide in writing.

                                  ARTICLE IV.

                         SALES MATERIAL AND INFORMATION

      4.1. The Company shall furnish, or shall cause to be furnished, to the Trust or its designee, each piece of sales literature or other promotional material that the Company or its affiliates develop and in which the Trust (or a Designated Series thereof) or the Adviser or the Distributor is named. No such material shall be used until approved by the Trust or its designee, and the Trust will use its best efforts for it or its designee to review such sales literature or promotional material within ten Business Days after receipt of such material. Materials not approved or disapproved by the Trust or its designee within the ten Business Days shall be deemed approved, provided that the Trust confirms that it or its designee received such materials. The Company shall be responsible for any required regulatory filings of sales literature or other promotional material it produces. The Trust or its designee reserves the right to reasonably object to the continued use of any such sales literature or other promotional material in which the Trust (or a Designated Series thereof) or the Adviser or the Distributor is named, and no such material shall be used if the Trust or its designee so objects.

      4.2. The Company shall not give any information or make any representations or statements on behalf of the Trust or concerning the Trust, a Designated Series, the Adviser or the Distributor in connection with the sale of the Contracts other than the information or representations contained in the registration statement or applicable Prospectus or applicable SAI for the Trust shares, as such registration statement and Prospectus or SAI may be amended or supplemented from time to time, or in reports or proxy statements for the Trust, or in sales literature or other promotional material approved by the Trust or its designee or by the Distributor for use with the public, except with the written permission of the Trust or the Distributor or the designee of either. The Company shall comply with all applicable laws, including Rule 498 under the 1933 Act, when composing, compiling and delivering sales literature or other promotional material. The Trust shall be entitled to review Company's placement of sales materials with the summary prospectus in order to review Company's compliance with applicable laws and regulations.

      4.3. The Trust and the Distributor, or their designee, shall furnish, or cause to be furnished, to the Company, each piece of sales literature or other promotional material that it develops and in which the Company, and/or its Account, is named. No such material shall be used until approved by the Company, and the Company will use its best efforts to review such sales literature or promotional material within ten Business Days after receipt of such material. The Company reserves the right to reasonably object to the continued use of any such sales literature or other promotional material in which the Company and/or its Account is named, and no such material shall be used if the Company so objects.

      4.4. The Trust and the Distributor shall not give any information or make any representations on behalf of the Company or concerning the Company, the Account, or the Contracts other than the information or representations contained in a registration statement, prospectus (which shall include an offering memorandum, if any, if the Contracts issued by the Company or interests therein are not registered under the 1933 Act), or SAI for the Contracts, as such registration statement, prospectus, or SAI may be amended or supplemented from time to time, or in published reports for the Account which are in the public domain or approved by the Company for distribution to Contract owners, or in sales literature or other promotional material approved by the Company or its designee, except with the written permission of the Company.

      4.5. The Trust will provide to the Company at least one complete copy of all summary and/or statutory prospectuses, reports, proxy statements, applications for exemptions to the extent material to the Company, requests for no-action letters to the extent material to the Company, and all amendments to any of the above, that relate to the Trust or its shares promptly after the filing of such document(s) with the SEC or other regulatory authorities. The Trust shall provide copies of registration statements and SAIs upon request of Company. The Company shall not alter any of such documents provided by the Trust without the prior written consent of the Trust or Distributor.

      4.6. The Company will provide to the Trust at least one complete copy of all prospectuses (which shall include an offering memorandum, if any, if the Contracts issued by the Company or interests therein are not registered under the 1933 Act), SAIs, reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Contracts or the Account and to the extent material to the Trust, Adviser or Distributor, promptly after the filing of such document(s) with the SEC or other regulatory authorities. The Company shall provide to the Trust and the Distributor any complaints received from the Contract owners pertaining to the Trust or the Designated Series.

      4.7. For purposes of this Article IV, the phrase "sales literature and other promotional materials" includes, but is not limited to, any of the following that refer to the Trust or any affiliate of the Trust: advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, and registration statements, prospectuses, SAIs, shareholder reports, proxy materials, and any other communications distributed or made generally available with regard to the Trust.

                                   ARTICLE V.

                               FEES AND EXPENSES

      5.1. Except as otherwise provided herein or in a separate agreement entered into by some or all the parties hereto, no party to this Agreement shall pay any fee or other compensation to any other party to this Agreement. Except as otherwise provided herein, all expenses incident to performance by a party under this Agreement shall be paid by such party.

      5.2. The Trust shall see to it that all its shares are registered and authorized for issuance in accordance with applicable federal law and, if and to the extent deemed advisable by the Trust, in accordance with applicable state laws prior to their sale. The Trust shall bear the expenses for the cost of registration and qualification of the Trust's shares, preparation and filing of the Trust's Prospectuses and registration statement, proxy materials and reports, setting the Prospectuses in type, setting in type and printing the proxy materials and reports to shareholders, the preparation of all statements and notices required by any federal or state law, and all taxes on the issuance or transfer of the Trust's shares.

      5.3. The Company shall bear the expenses of distributing the Trust's Prospectuses to owners of Contracts issued by the Company and the Trust shall bear the expenses of distributing the Trust's proxy materials and reports to such Contract owners.

                                  ARTICLE VI.

                              POTENTIAL CONFLICTS

      6.1. The parties to this Agreement agree that the conditions or undertakings required by the Mixed and Shared Trusting Exemptive Order that may be imposed on the Company, the Trust and/or the Distributor by virtue of such order by the SEC, including those relating to material irreconcilable conflicts, apply to the activities contemplated in this Agreement and are incorporated herein by reference as terms of this Agreement at all times that the Company, the Trust and/or the Distributor rely on the relief provided by such order. At all times the conditions and undertaking apply as set forth above, each of the parties agree to comply with such conditions and undertakings to the extent applicable to such party, notwithstanding any provision of this Agreement otherwise to the contrary. The parties hereto agree that each shall assume that it is relying upon the relief provided by the Mixed and Shared Trusting Exemptive Order when acting in accordance with this Agreement, unless the Trust or Distributor provides a written notification to each party that the parties are not acting in reliance on the relief provided by such order.

      6.2. If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Mixed and Shared Trusting Exemptive Order) on terms and conditions materially different from those contained in the Mixed and Shared Trusting Exemptive Order, then (a) the parties to this Agreement shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable; and (b) Sections 3.7 and 3.8 of this Agreement shall continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in such Rule(s) as so amended or adopted.

                                  ARTICLE VII.

                                INDEMNIFICATION

      7.1. INDEMNIFICATION BY THE COMPANY

            (a) The Company agrees to indemnify and hold harmless the Trust, the Adviser and the Distributor and each of its trustees/directors and officers, and each person, if any, who controls the Trust or Distributor within the meaning of
Section 15 of the 1933 Act or who is under common control with the Distributor (collectively, the "Indemnified Parties" for purposes of this Section 7.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or litigation (including reasonable legal and other expenses), to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements:

                  (i) arise out of or are based upon any untrue statement or alleged untrue statements of any material fact contained in the registration statement, prospectus (which shall include a written description of a Contract that is not registered under the 1933
            Act), or SAI for the Contracts or contained in the Contracts or sales literature or other promotional material for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Trust for use in the registration statement, prospectus or SAI for the Contracts or in the Contracts or sales literature or other promotional material (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Trust shares; or

                  (ii) arise out of or as a result of statements or
            representations (other than statements or representations contained in the registration statement, prospectus, SAI, or sales literature or other promotional material of the Trust not supplied by the Company or persons under its control) or wrongful conduct of the Company or its agents or persons under the Company's authorization or control, with respect to the sale or distribution of the Contracts or Trust Shares; or

                  (iii) arise out of any untrue statement or alleged untrue
            statement of a material fact contained in a registration statement, prospectus, SAI, or sales literature or other promotional material of the Trust or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon information furnished to the Trust by or on behalf of the Company; or

                  (iv) arise as a result of any material failure by the Company to provide the services and furnish the materials under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the qualification requirements specified in Section 2.6 of this Agreement); or

                  (v) arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company;

as limited by and in accordance with the provisions of Sections 7.1(b) and 7.1(c) hereof.

            (b) The Company shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, fraud, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of its obligations or duties under this Agreement.

            (c) The Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against an Indemnified Party, the Company shall be entitled to participate, at its own expense, in the defense of such action. The Company also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Company to such party of the Company's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Company will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

            (d) The Indemnified Parties will promptly notify the Company of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Trust shares or the Contracts or the operation of the Trust.

      7.2. INDEMNIFICATION BY THE DISTRIBUTOR

            (a) The Distributor agrees to indemnify and hold harmless the Company and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 7.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Distributor) or litigation (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements:

                  (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or SAI or sales literature or other promotional material of the Trust (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Distributor or Trust by or on behalf of the Company for use in the registration statement, prospectus or SAI for the Trust or in sales literature or other promotional material (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Trust shares; or

                  (ii) arise out of or as a result of statements or
            representations (other than statements or representations contained in the registration statement, prospectus, SAI or sales literature or other promotional material for the Contracts not supplied by the Distributor or persons under its control) or wrongful conduct of the Trust or Distributor or persons under their control, with respect to the sale or distribution of the Contracts or Trust shares; or

                  (iii) arise out of any untrue statement or alleged untrue
            statement of a material fact contained in a registration statement, prospectus, SAI or sales literature or other promotional material covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Company by or on behalf of the Trust or the Distributor; or

                  (iv) arise as a result of any failure by the Distributor to provide the services and furnish the materials it is required to provide and furnish under the terms of this Agreement; or

                  (v) arise out of or result from any material breach of any representation and/or warranty made by the Distributor in this Agreement or arise out of or result from any other material breach of this Agreement by the Distributor;

as limited by and in accordance with the provisions of Sections 7.2(b) and 7.2(c) hereof.

            (b) The Distributor shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, fraud, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to the Company or the Account, whichever is applicable.

            (c) The Distributor shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Distributor in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Distributor of any such claim shall not relieve the Distributor from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Party, the Distributor will be entitled to participate, at its own expense, in the defense thereof. The Distributor also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Distributor to such party of the Distributor's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Distributor will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

            (d) The Company agrees promptly to notify the Distributor of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the Contracts or the operation of the Account.

      7.3. INDEMNIFICATION BY THE TRUST

           (a) The Trust agrees to indemnify and hold harmless the Company and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 7.3) against any and all losses, claims, expenses, damages, liabilities (including amounts paid in settlement with the written consent of the Trust) or litigation (including reasonable legal and other expenses) to which the Indemnified Parties may be required to pay or may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, expenses, damages, liabilities or expenses (or actions in respect thereof) or settlements, are related to the operations of the Trust and:

                 (i) arise as a result of any failure by the Trust to provide the services and furnish the materials under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the diversification and other qualification requirements specified in Section 2.3 and 2.4 of this Agreement); or

                 (ii) arise out of or result from any material breach of any representation and/or warranty made by the Trust in this Agreement or arise out of or result from any other material breach of this Agreement by the Trust;

as limited by and in accordance with the provisions of Sections 7.3(b) and 7.3(c) hereof. The parties acknowledge that the Trust's indemnification obligations under this Section 7.3 are subject to applicable law.

           (b) The Trust shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, fraud, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to the Company, the Trust, the Distributor or the Account, whichever is applicable.

           (c) The Trust shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Trust in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Trust of any such claim shall not relieve the Trust from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Trust will be entitled to participate, at its own expense, in the defense thereof. The Trust also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Trust to such party of the Trust's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Trust will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

           (d) The Company and the Distributor agree promptly to notify the Trust of the commencement of any litigation or proceeding against it or any of its respective officers or directors in connection with the Agreement, the issuance or sale of the Contracts, the operation of the Account, or the sale or acquisition of shares of the Trust.

                                 ARTICLE VIII.

                                 APPLICABLE LAW

      8.1. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of Delaware.

      8.2. This Agreement shall be subject to the provisions of the 1933, 1934 and 1940 Acts, as amended, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant (including, but not limited to, the Mixed and Shared Trusting Exemptive Order) and the terms hereof shall be interpreted and construed in accordance therewith. If, in the future, the Mixed and Shared Trusting Exemptive Order should no longer be necessary under applicable law, then Article VI shall no longer apply.

                                  ARTICLE IX.

                                  TERMINATION

      9.1. This Agreement shall continue in full force and effect until the first to occur of:

           (a) termination by any party, for any reason with respect to some or all Designated Series, by six (6) months advance written notice delivered to the other parties; or

           (b) termination by the Company by written notice to the Trust and the Distributor based upon the Company's determination that shares of a Series are not reasonably available to meet the requirements of the Contracts, provided, however, that such termination shall apply only to those Series the shares of which are not reasonably available to meet the requirements of the Contracts, and in such event notice of its election to terminate for such cause shall be furnished by the Company promptly; or

           (c) termination by the Company by written notice to the Trust and the Distributor in the event any of the Designated Series' shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as the underlying investment media of the Contracts issued or to be issued by the Company; or

           (d) termination by the Trust or Distributor in the event that formal administrative proceedings are instituted against the Company by FINRA, the SEC, the Insurance Commissioner or like official of any state or any other regulatory body regarding the Company's duties under this Agreement or related to the sale of the Contracts, the operation of any Account, or the purchase of the Trust's shares; provided, however, that the Trust or Distributor determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Company to perform its obligations under this Agreement; or

           (e) termination by the Company in the event that formal administrative proceedings are instituted against the Trust or Distributor by FINRA, the SEC, or any state securities or insurance department or any other regulatory body; provided, however, that the Company determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Trust or Distributor to perform its obligations under this Agreement; or

           (f) termination by the Company by written notice to the Trust and the Distributor with respect to any Designated Series in the event that such Series ceases to qualify as a Regulated Investment Company under Subchapter M or fails to comply with the Section 817(h) diversification requirements specified in Section 2.4 hereof, or if the Company reasonably believes that such Series may fail to so qualify or comply; or

           (g) termination by the Trust or Distributor by written notice to the Company in the event that the Contracts fail to meet the qualifications specified in Section 2.6 hereof; or

           (h) termination by either the Trust or the Distributor by written notice to the Company, if either one or both of the Trust or the Distributor respectively, shall determine, in their sole judgment exercised in good faith, that the Company has suffered a material adverse change in its business, operations, financial condition, or prospects since the date of this Agreement or is the subject of material adverse publicity; or

           (i) termination by the Company by written notice to the Trust and the Distributor, if the Company shall determine, in its sole judgment exercised in good faith, that the Trust, Adviser, or the Distributor has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity; or

           (j) termination by the Company upon any substitution of the shares of another investment company or series thereof for shares of a Designated Series of the Trust in accordance with the terms of the Contracts, provided that the Company has given at least 90 days prior written notice to the Trust and Distributor of the date of substitution; or

           (k) termination by the Trust if the Board has decided to (i) refuse to sell shares of any Designated Series to the Company and/or any of its Accounts; (ii) suspend or terminate the offering of shares of any Designated Series; or (iii) dissolve, reorganize, liquidate, merge or sell all assets of the Trust or any Designated Series, subject to the provisions of Section 1.1; or

           (l) termination by any party in the event that the Trust's Board of Trustees determines that a material irreconcilable conflict exists as provided in Article VI.

      9.2. (a) Notwithstanding any termination of this Agreement, and except as provided in Section 9.2(b), the Trust and the Distributor shall, at the option of the Company, continue, until the one year anniversary from the date of termination, and from year to year thereafter if deemed appropriate by the Trust and the Distributor, to make available additional shares of the Designated Series pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"). Specifically, based on instructions from the owners of the Existing Contracts, the Accounts shall be permitted to reallocate investments in the Designated Series of the Trust and redeem investments in the Designated Series, and shall be permitted to invest in the Designated Series in the event that owners of the Existing Contracts make additional premium payments under the Existing Contracts.

           The Company agrees, promptly after any termination of this Agreement, to take all steps necessary to redeem the investment of the Accounts in the Designated Series within one year from the date of termination of the Agreement as provided in Article IX. Such steps shall include, but not be limited to, obtaining an order pursuant to Section 26(c) of the 1940 Act to permit the substitution of other securities for the shares of the Designated Series. The Trust may, in its discretion, permit the Accounts to continue to invest in the Designated Series beyond such one year anniversary for an additional year beginning on the first annual anniversary of the date of termination, and from year to year thereafter; provided that the Trust agrees in writing to permit the Accounts to continue to invest in the Designated Series at the beginning of any such year.

           (b) In the event (i) the Agreement is terminated pursuant to Sections 9.1(g) or 9.1(l), at the option of the Trust or the Distributor; or (ii) the one year anniversary of the termination of the Agreement is reached or, after waiver as provided in Section 9.2(a), such subsequent anniversary is reached (each of (i) and (ii) referred to as a "triggering event" and the date of termination as provided in (i) or the date of such anniversary as provided in (ii) referred to as the "request date"), the parties agree that such triggering event shall be considered as a request for immediate redemption of shares of the Designated Series held by the Accounts, received by the Trust and its agents as of the request date, and the Trust agrees to process such redemption request in accordance with the 1940 Act and the regulations thereunder and the Trust's registration statement.

           (c) The parties agree that this Section 9.2 shall not apply to any terminations under Article VI and the effect of such Article VI terminations shall be governed by Article VI of this Agreement. The parties further agree that, to the extent that all or a portion of the assets of the Accounts continue to be invested in the Trust or any Designated Series of the Trust, Articles I, II, III, VI, VII and VIII will remain in effect after termination.

      9.3. Notwithstanding any termination of this Agreement, each party's obligation under Article VII to indemnify the other parties shall survive.

                                   ARTICLE X.

                                    NOTICES

            Any notice shall be sufficiently given when sent by registered or certified mail or overnight delivery service to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

        If to the Trust:              Virtus Variable Insurance Trust
                                      c/o Virtus Investment Partners
                                      100 Pearl Street
                                      Hartford, CT 06103
                                      Attention: Counsel

        If to the Company:            Lincoln Life & Annuity Company of New York
                                      1300 S. Clinton St.
                                      Fort Wayne, IN  46802
                                      Attention: Funds Management

        If to Distributor:            VP Distributors, LLC
                                      c/o Virtus Investment Partners
                                      100 Pearl Street
                                      Hartford, CT 06103
                                      Attention: Counsel


                                  ARTICLE XI.

                                 MISCELLANEOUS

      11.1. All persons dealing with the Trust must look solely to the property of the applicable Designated Series, as appropriate, set forth on Schedule A hereto as though each such Designated Series had separately contracted with the Company and the Distributor for the enforcement of any claims against the Trust. The parties agree that none of the Board, officers, agents or shareholders of the Trust assume any personal liability or responsibility for obligations entered into by or on behalf of the Trust.

      11.2. Subject to the requirements of legal process and regulatory authority, each party hereto shall treat as confidential the names and addresses of the owners of the Contracts and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement, shall not disclose, disseminate or utilize such names and addresses and other confidential information without the express written consent of the affected party until such time as such information has come into the public domain.

      11.3. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

      11.4. This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

      11.5. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

      11.6. Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, FINRA, and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby. Notwithstanding the generality of the foregoing, each party hereto further agrees to furnish the applicable Insurance

Commissioner with any information or reports in connection with services provided under this Agreement which such Commissioner may request in order to ascertain whether the variable insurance contract operations of the Company are being conducted in a manner consistent with the applicable variable insurance contract laws and regulations and any other applicable law or regulations.

      11.7. The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies, and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

      11.8. This Agreement may be amended only by the mutual written consent of the parties.

      11.9. This Agreement or any of the rights and obligations hereunder may not be assigned, as that term is defined by and interpreted under the 1940 Act, by any party without the prior written consent of all parties hereto. The Company shall promptly notify the Trust and the Distributor of any change in control of the Company.

      11.10. The Company shall furnish, or shall cause to be furnished, to the Trust or its designee copies of the following reports:

            (a) the Company's annual statement (prepared under statutory accounting principles) and annual report (prepared under generally accepted accounting principles) filed with any state or federal regulatory body or otherwise made available to the public, as soon as practicable and in any event within 90 days after the end of each fiscal year; and

            (b) any registration statement (without exhibits) and financial reports of the Company filed with the Securities and Exchange Commission or any state insurance regulatory, as soon as practicable after the filing thereof.

                                  ARTICLE XII.

                             RULE 22C-2 COMPLIANCE

      12.1. The Company agrees to provide promptly to the Distributor, upon written request, the taxpayer identification number ("TIN"), the Individual/International Taxpayer Identification Number ("ITIN"), or other government-issued identifier ("GII") and the Contract owner number or participant account number, if known, of any or all Contractholder(s) of the account, the name or other identifier of any investment professional(s) associated with the Contractholder(s) or account (if known), and the amount, date and transaction type (purchase, redemption, transfer, or exchange) of every purchase, redemption, transfer, or exchange of shares held through an account maintained by the Company during the period covered by the request. Unless otherwise specifically requested by the Distributor, the Company shall only be required to provide information relating to Contractholder-Initiated Transfer Purchases or Contractholder-Initiated Transfer Redemptions.

            (a) Period Covered by Request. Requests must set forth a specific period, normally not to exceed 120 days from the date of the request, for which transaction information is sought. The Distributor may request transaction information older than 120 days from the date of the request as it deems necessary to investigate compliance with policies established or utilized by the Trust or the Distributor for the purpose of eliminating or reducing any dilution of the value of the outstanding shares issued by a Series. If requested by the Distributor, the Company will provide the information specified in this Section
12.1 for each trading day.

            (b) Form and Timing of Response. The Company agrees to provide, promptly upon request of the Distributor, the requested information specified in this Section 12.1. The Company agrees to use its best efforts to determine promptly whether any specific person about whom it has received the identification and transaction information specified in this Section 12.1 is itself a "financial intermediary," as that term is defined in Rule 22c-2 under the 1940 Act (an "Indirect Intermediary") and, upon request of the Distributor, promptly either (i) provide (or arrange to have provided) the information set forth in this Section 12.1 for those Contractholders who hold an account with an Indirect Intermediary or (ii) restrict or prohibit the Indirect Intermediary from purchasing shares in nominee name on behalf of other persons. The Company additionally agrees to inform the Distributor whether it plans to perform (i) or
(ii) above. Responses required by this paragraph must be communicated in writing and in a format mutually agreed upon by the parties. To the extent practicable, the format for any Contractholder and transaction information provided to the Distributor should be consistent with the NSCC Standardized Data Reporting Format.

            (c) Limitations on Use of Information. Unless the Company provides prior written consent, Distributor and Trust agree not to use the information received pursuant to this Article for any purpose other than as necessary to comply with the provisions of Rule 22c-2 or to fulfill other regulatory or legal requirements subject to the privacy provisions of Title V of the Gramm-Leach-Bliley Act (Public Law 106-102) and comparable state laws; provided, however, that this provision shall not limit the use of publicly available information, information already in the possession of the Distributor, the Trust or their affiliates at the time the information is received pursuant to this
Section 12.1 or information which comes into the possession of the Distributor, the Trust or their affiliates from a third party.

            (d) Agreement to Restrict Trading. The Company agrees to execute written instructions from the Distributor to restrict or prohibit further purchases or exchanges of Series shares by a Contractholder that has been identified by the Distributor as having engaged in transactions in Series shares (directly or indirectly through the Company's account) that violate policies established or utilized by the Trust or the Distributor for the purpose of eliminating or reducing any dilution of the value of the outstanding shares issued by a Series. Unless otherwise directed by the Distributor, any such restrictions or prohibitions shall only apply to Contractholder-Initiated Transfer Purchases or Contractholder-Initiated Transfer Redemptions that are effected directly or indirectly through the Company.

            (e) Form of Instructions. Instructions must include the TIN, ITIN or GII and the specific individual Contract owner number or participant account number associated with the Contractholder, if known, and the specific restriction(s) to be executed. If the TIN, ITIN, GII or the specific individual Contract owner number or participant account number associated with the Contractholder is not known, the instructions must include an equivalent identifying number of the Contractholder(s) or account(s) or other agreed upon information to which the instruction relates.

            (f) Timing of Response. The Company agrees to execute instructions from the Distributor as soon as reasonably practicable, but not later than five
(5) business days after receipt of the instructions by the Company.

            (g) Confirmation by the Company. The Company must provide written confirmation to the Distributor that the Distributor's instructions to restrict or prohibit trading have been executed. The Company agrees to provide confirmation as soon as reasonably practicable, but not later than five (5) business days after the instructions have been executed.

            (h) Definitions. For purposes of this Section 12.1, the following terms shall have the following meanings, unless a different meaning is clearly required by the context:

                  (i) The term "Contractholder" means the holder of interests in a Contract or a participant in an employee benefit plan with a beneficial interest in a Contract.

                  (ii) The term "Contractholder-Initiated Transfer Purchase"
            means a transaction that is initiated or directed by a Contractholder that results in a transfer of assets within a Contract to a Series, but does not include transactions that are executed: (i) automatically pursuant to a contractual or systematic program or enrollment such as a transfer of assets within a Contract to a Series as a result of "dollar cost averaging" programs, insurance company approved asset allocation programs, or automatic rebalancing programs; (ii) pursuant to a Contract death benefit;
            (iii) as a result of a one-time step-up in Contract value pursuant to a Contract death benefit; (iv) as a result of an allocation of assets to a Series through a Contract as a result of payments such as loan repayments, scheduled contributions, retirement plan salary reduction contributions, or planned premium payments to the Contract; or (v) pre-arranged transfers at the conclusion of a required "free look" period.

                  (iii) The term "Contractholder-Initiated Transfer Redemption"
            means a transaction that is initiated or directed by a Contractholder that results in a transfer of assets within a Contract out of a Series, but does not include transactions that are executed: (i) automatically pursuant to a contractual or systematic program or enrollments such as transfers of assets within a Contract out of a Series as a result of annuity payouts, loans, systematic withdrawal programs, insurance company approved asset allocation programs and automatic rebalancing programs; (ii) as a result of any deduction of charges or fees under a Contract; (iii) within a Contract out of a Series as a result of scheduled withdrawals or surrenders from a Contract; or (iv) as a result of payment of a death benefit from a Contract.

                  (iv) The term "Series" shall mean the constituent series of the Trust, but for purposes of this Section 12.1 shall not include Series excepted from the requirements of paragraph (a) of Rule 22c-2 by paragraph (b) of Rule 22c-2.

                  (v) The term "promptly" shall mean as soon as practicable but in no event later than five (5) business days from the Company's receipt of the request for information from the Distributor.

                  (vi) The term "written" includes electronic writings and
            facsimile transmissions.

                  (vii) In addition, for purposes of this Section 12.1, the term
            "purchase" does not include the automatic reinvestment of dividends or distributions.

                           [Signature page follows.]

      IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative as of the date first listed above.

Lincoln Life & Annuity Company of New York

                                  By its authorized officer

                                  By:      _______________________________

                                  Name:    _______________________________

                                  Title:   _______________________________

                                  Date:    _______________________________



VIRTUS VARIABLE INSURANCE TRUST

                                  By its authorized officer

                                  By:      _______________________________

                                  Name:    _______________________________

                                  Title:   _______________________________

                                  Date:    _______________________________



VP DISTRIBUTORS, LLC

                                  By its authorized officer

                                  By:      _______________________________

                                  Name:    _______________________________

                                  Title:   _______________________________

                                  Date:    _______________________________

                                   SCHEDULE A

The term "Designated Series" of the Trust will include any Series of the Trust (as listed below) as well as any Series of the Trust or any share class of any Series (now existing or hereafter created) created subsequent to the date hereof, in the specified class or classes, if applicable.

VIRTUS VARIABLE INSURANCE TRUST:

         Virtus Capital Growth Series

         Virtus Growth & Income Series

         Virtus International Series

         Virtus Multi-Sector Fixed Income Series

         Virtus Premium AlphaSector(R) Series

         Virtus Real Estate Securities Series

         Virtus Small-Cap Growth Series

         Virtus Small-Cap Value Series

         Virtus Strategic Allocation Series

SEGREGATED ASSET ACCOUNTS:

        Lincoln New York Account N for Variable Annuities